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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CURAGEN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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555 LONG WHARF DRIVE, 11TH FLOOR
NEW HAVEN, CONNECTICUT 06511

April 24, 2003

Dear Shareholder,

        You are cordially invited to attend the 2003 Annual Meeting of Shareholders of CuraGen Corporation to be held at 10:00 a.m. on Wednesday, May 28, 2003 at the New Haven Omni Hotel at Yale University, located at 155 Temple Street, New Haven, Connecticut 06510.

        At the Annual Meeting, you will be asked to elect the Class II Directors of the Company to each serve for a three-year term of office or until their successors are duly elected and qualified. The Company will also seek Shareholder approval of a proposal to increase the aggregate number of shares for which stock options and stock awards may be granted under its 1997 Employee, Director and Consultant Stock Plan. The Board of Directors recommends the approval of both of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

        We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to promptly mark, sign, date and return the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose, or to vote by telephone or via the Internet, pursuant to the instructions in this Proxy Statement. This will ensure your proper representation at the Annual Meeting.

                      Sincerely,

                      Jonathan M. Rothberg, Ph.D.
                      Chief Executive Officer, President and
                      Chairman of the Board

New Haven, Connecticut
April 24, 2003

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

CURAGEN CORPORATION
555 LONG WHARF DRIVE, 11th FLOOR
NEW HAVEN, CONNECTICUT 06511
(203) 401-3330

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
MAY 28, 2003

To the Shareholders of CuraGen Corporation:

        The Annual Meeting of Shareholders of CuraGen Corporation, a Delaware corporation, will be held at 10:00 a.m. on Wednesday, May 28, 2003 at the New Haven Omni Hotel at Yale University, located at 155 Temple Street, New Haven, Connecticut 06510 for the following purposes:

1.
To elect two Class II Directors to the Board of Directors, to each serve for a three-year term of office or until their successors are duly elected and qualified.

2.
To consider and act upon a proposal to increase by 3,500,000 shares the aggregate number of shares of the Company's Common Stock, $0.01 par value per share, for which stock options and stock awards may be granted under the Company's 1997 Employee, Director and Consultant Stock Plan.

3.
To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

        These items of business are more fully described in the Proxy Statement accompanying this notice. Only Shareholders of record at the close of business on March 31, 2003 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. All Shareholders are invited to attend the Annual Meeting in person. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to promptly mark, sign, date and return the enclosed proxy card in the postage-prepaid envelope enclosed for that purpose, or to vote by telephone or via the Internet, pursuant to the instructions in this Proxy Statement. Any Shareholder attending the Annual Meeting may vote in person even if the Shareholder has previously returned a proxy.

By Order of the Board of Directors
Vice President of Finance and Corporate Secretary
New Haven, Connecticut April 24, 2003

CURAGEN CORPORATION
TABLE OF CONTENTS

Page #
PROXY STATEMENT	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3
PROPOSAL ONE—ELECTION OF DIRECTORS	5
PROPOSAL TWO—INCREASE IN THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE GRANTED UNDER THE 1997 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN	6
MANAGEMENT
Executive Officers and Directors	10
Board of Directors	12
Committees of the Board of Directors	12
Compensation of the Board of Directors	13
Compensation Committee Interlocks and Insider Participation	14
EXECUTIVE COMPENSATION	15
Summary Compensation Table	15
Option Grants in Last Fiscal Year	16
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values	17
Ten-Year Option Repricings	17
Equity Compensation Plan Information	18
Employment Agreements, Termination of Employment and Change-in-Control Arrangements	18
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	20
PERFORMANCE GRAPH	23
REPORT OF AUDIT COMMITTEE	24
AUDITORS	25
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	25
RELATED PARTY TRANSACTIONS	25
SHAREHOLDER PROPOSALS	25
OTHER BUSINESS	26
ANNUAL REPORT ON FORM 10-K	26
MAP AND DIRECTIONS TO NEW HAVEN OMNI HOTEL AT YALE UNIVERSITY	27

CURAGEN CORPORATION
555 LONG WHARF DRIVE, 11th FLOOR
NEW HAVEN, CONNECTICUT 06511
(203) 401-3330

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

GENERAL

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CuraGen Corporation ("CuraGen" or the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders to be held at 10:00 a.m. on Wednesday, May 28, 2003 at the New Haven Omni Hotel at Yale University, located at 155 Temple Street, New Haven, Connecticut 06510 and any adjournments thereof (the "Meeting").

        Where the Shareholder specifies a choice on the proxy card as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the nominees for Class II Directors to the Board of Directors named herein, and FOR the proposal to increase by 3,500,000 shares the aggregate number of shares of the Company's Common Stock, $0.01 par value per share, for which stock options and stock awards may be granted under the Company's 1997 Employee, Director and Consultant Stock Plan (the "1997 Stock Plan"). Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or, in the case of a shareholder who has voted electronically via the Internet or by telephone, by submitting a later vote using the same methods. Any Shareholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. Attendance at the Meeting will not by itself constitute the revocation of a proxy.

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. The election of the Class II Directors will be determined by a plurality of the votes cast. For the other proposal to increase by 3,500,000 shares the aggregate number of shares of Common Stock for which stock options and stock awards may be granted under the 1997 Stock Plan, the affirmative vote of a majority of the shares present or represented by proxy and voted on the proposal is necessary for approval. Abstentions are counted for purposes of determining the presence or absence of a quorum at the Meeting but will have no effect on the outcome of the vote for the election of Directors or the proposal relating to the 1997 Stock Plan. Broker non-votes, if any, will also not have an effect on the outcome of the vote for the election of Directors or the proposal relating to the 1997 Stock Plan.

        The close of business on March 31, 2003 has been fixed as the record date for determining the Shareholders entitled to notice of, and to vote at, the Meeting. As of the close of business on March 31, 2003, the Company had 49,444,231 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Shareholders.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. In addition, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of the nominee. The Company will reimburse any such persons for their reasonable out-of-pocket expenses. Instead of submitting proxies by mail on the enclosed proxy card, Shareholders have the option to submit their proxies or voting instructions electronically via the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company's stock records in your name or in the name of a brokerage firm or bank. Shareholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available.

        The Internet and telephone procedures described below for submitting your proxy are designed to authenticate shareholders' identities, to allow shareholders to have their shares voted and to confirm that their instructions have been properly recorded. Shareholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the Shareholder.

        Shareholders of record may submit their proxies:

  •
  via the Internet by visiting a website established for that purpose at www.voteproxy.com and following the instructions; or

  •
  by telephone by calling the toll-free number, 1-800-PROXIES, and following the recorded instructions.

        This Proxy Statement and the accompanying proxy card are being mailed on or about April 24, 2003 to all Shareholders entitled to notice of and to vote at the Meeting. In addition, this Proxy Statement will be available on the Internet beginning on or about April 24, 2003 at www.curagen.com.

        The Annual Report to Shareholders for the fiscal year ended December 31, 2002 is being mailed to the Shareholders and will be made available on the Internet at www.curagen.com with this Proxy Statement, but does not constitute a part hereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 31, 2003, by (i) each person known by the Company to be the beneficial owner of 5% or more of its outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each executive officer named in the Summary Compensation Table on page 15 hereof and (iv) all Directors and executive officers of the Company as a group. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares owned by them.

Name and Address**	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (1)(2)
Jonathan M. Rothberg, Ph.D. (3) c/o CuraGen Corporation 555 Long Wharf Drive, 11th Floor New Haven, Connecticut 06511	5,562,718	11.2%
Bayer AG (4) D 51368 Leverkeusen Federal Republic of Germany	3,112,482	6.3%
Kopp Investment Advisors, Inc. (5) 7701 France Avenue South, Suite 500 Edina, MN 55435	2,741,676	5.5%
Richard F. Begley, Ph.D.	—	*
Christopher K. McLeod (6)	316,550	*
John E. Murphy (7)	17,647	*
David M. Wurzer (8)	271,845	*
Ronald M. Cresswell, Ph.D. (9)	25,833	*
Vincent T. DeVita, Jr., M.D. (10)	87,500	*
David R. Ebsworth, Ph.D. (11)	21,333	*
John H. Forsgren (12)	20,833	*
Robert E. Patricelli, J.D. (13)	328,050	*
Patrick J. Zenner (14)	6,666	*
All Directors and executive officers as a group (13 persons) (15) (16)	6,775,365	13.4%
*
Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

**
Addresses are given for beneficial owners of 5% or more of the Company's outstanding Common Stock only.

(1)
Shares of Common Stock that an individual or group has the right to acquire within 60 days of March 31, 2003, pursuant to the exercise of options or warrants or pursuant to stock purchase agreements are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Attached to each share of Common Stock is a Preferred Share Purchase Right to acquire one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, $0.01 par value per share, which Preferred Share Purchase Rights are not presently exercisable.

(2)
Percentage of ownership is based on 49,444,231 shares of Common Stock issued and outstanding on March 31, 2003.

(3)
Includes (i) 2,000,000 shares of Common Stock held by a limited partnership of which Dr. Rothberg is the sole general partner and of which the limited partners are trusts in which Dr. Rothberg is the primary beneficiary, (ii) 370,000 shares of Common Stock subject to currently exercisable options, (iii) 400 shares of Common Stock owned by Dr. Rothberg's wife and (iv) 37,450 shares of Common Stock subject to currently exercisable options held by Dr. Rothberg's wife.

(4)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 26, 2001.

(5)
This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2003.

(6)
Consists of 107,550 shares of Common Stock held, 89,000 shares of Restricted Stock held and 120,000 shares of Common Stock subject to currently exercisable options.

(7)
Consists of 980 shares of Common Stock held and 16,667 shares of Restricted Stock held.

(8)
Consists of 94,181 shares of Common Stock held, 95,000 shares of Restricted Stock held and 82,664 shares of Common Stock subject to currently exercisable options.

(9)
Consists of 5,000 shares of Common Stock held jointly by Dr. Cresswell and his wife and 20,833 shares of Common Stock subject to currently exercisable options.

(10)
Consists of 87,500 shares of Common Stock subject to currently exercisable options.

(11)
Consists of 500 shares of Common Stock held and 20,833 shares of Common Stock subject to currently exercisable options.

(12)
Consists of 20,833 shares of Common Stock subject to currently exercisable options.

(13)
Consists of 238,550 shares of Common Stock held and 89,500 shares of Common Stock subject to currently exercisable options.

(14)
Consists of 6,666 shares of Common Stock subject to currently exercisable options.

(15)
Includes 26,390 shares of Common Stock held, 11,000 shares of Restricted Stock held and 79,000 shares of Common Stock subject to currently exercisable options. See also footnotes 3 and 6 through 14 above.

(16)
In addition to the foregoing: Dr. Rothberg owns (i) 1,900,000 shares of Series B Preferred Stock of 454 Corporation, a majority-owned subsidiary of the Company ("454 Preferred Stock"), (ii) 500,000 shares of 454 Preferred Stock held by a limited partnership of which Dr. Rothberg is the sole general partner and of which the limited partners are trusts in which Dr. Rothberg is the primary beneficiary, (iii) 866,667 shares of 454 Corporation Common Stock ("454 Common Stock") subject to currently exercisable options, and (iv) 10,000 shares of 454 Preferred Stock owned by Dr. Rothberg's wife; Dr. Begley has 112,000 shares of 454 Common Stock subject to currently exercisable options; Mr. McLeod owns 200,000 shares of 454 Preferred Stock and has 50,000 shares of 454 Common Stock subject to currently exercisable options; Mr. Wurzer owns 33,333 shares of 454 Common Stock and has 16,667 shares of 454 Common Stock subject to currently exercisable options; and Mr. Patricelli has 90,000 shares of 454 Common Stock subject to currently exercisable options. None of the other Directors or executive officers own more than 1% of either the 454 Preferred Stock or 454 Common Stock; all of the Directors and executive officers as a group own 2,610,000 shares of 454 Preferred Stock, 37,333 shares of 454 Common Stock, and have 1,135,334 shares of 454 Common Stock subject to currently exercisable options.

PROPOSAL ONE — ELECTION OF DIRECTORS

        The Company's By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of Directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of seven members, classified into three classes as follows: Ronald M. Cresswell, Ph.D. and Vincent T. DeVita, Jr., M.D. serve in a class with a term expiring at the upcoming Meeting (the "Class II Directors"); David R. Ebsworth, Ph.D., Jonathan M. Rothberg, Ph.D. and Patrick J. Zenner serve in a class with a term which expires in 2004 (the "Class III Directors"); and John H. Forsgren and Robert E. Patricelli, J.D. serve in a class with a term which expires in 2005 (the "Class I Directors"). At each annual meeting of Shareholders, Directors are elected for a term of three years or until their successors are duly elected and qualified to succeed those Directors whose terms are expiring.

        Pursuant to the Company's By-Laws, on January 22, 2003, the Board of Directors voted to set the size of the Board of Directors at seven, and to nominate Ronald M. Cresswell, Ph.D. and Vincent T. DeVita, Jr., M.D. for election at the Meeting, for a term of three years, to serve until the annual meeting of Shareholders to be held in 2006, or until their respective successors have been elected and qualified. The Class III Directors (David R. Ebsworth, Ph.D., Jonathan M. Rothberg, Ph.D. and Patrick J. Zenner) and the Class I Directors (John H. Forsgren and Robert E. Patricelli, J.D.) will serve until the annual meetings of Shareholders to be held in 2004 and 2005, respectively, or until their respective successors have been duly elected and qualified.

        Shares represented by all proxies received by the Board of Directors and not marked as withholding authority to vote for the nominated Class II Director nominees will be voted FOR the election of the Class II Director nominees, unless the nominees are unable or unwilling to serve. The Board of Directors knows of no reason why the nominees would be unable or unwilling to serve as Directors, but if such should be the case, proxies may be voted for the election of some other person as the Board of Directors may recommend in his place, or for fixing the number of Directors at a lesser number. The affirmative vote of a plurality of the shares present, in person or by proxy, and entitled to vote on the election of Directors is required to elect the nominees to the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DRS. CRESSWELL AND DEVITA AS CLASS II DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL TWO — INCREASE BY 3,500,000 SHARES THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK FOR WHICH STOCK OPTIONS AND STOCK AWARDS MAY BE GRANTED UNDER THE COMPANY'S 1997 EMPLOYEE, DIRECTOR AND
CONSULTANT STOCK PLAN

General

        The Company's Board of Directors approved the Company's 1997 Employee, Director and Consultant Stock Plan (the "1997 Stock Plan") in October 1997, which was subsequently approved by the Company's Shareholders in January 1998. A total of 3,000,000 shares of Common Stock were originally reserved for issuance under the 1997 Stock Plan. An amendment to increase the total shares reserved for issuance under the 1997 Stock Plan to 7,000,000 was approved by the Board of Directors in November 1998, and was subsequently approved by the Company's Shareholders in May 1999. As of April 1, 2003, 568,330 shares of Common Stock remain eligible for grant under the 1997 Stock Plan. By the terms of the 1997 Stock Plan, the 1997 Stock Plan may be amended by the Board of Directors or the Compensation Committee of the Board of Directors (the "Compensation Committee"), provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires Shareholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), is subject to obtaining such Shareholder approval. On March 19, 2003, the Board of Directors voted to approve an amendment to the 1997 Stock Plan to increase by 3,500,000 shares the aggregate number of shares of Common Stock for which stock options or stock awards may be granted under the 1997 Stock Plan. The Board of Directors believes that the increase is advisable to give the Company the flexibility needed to attract, retain and motivate employees, Directors and consultants. This amendment is being submitted for Shareholder approval at the Meeting to ensure continued qualification of the 1997 Stock Plan under The Nasdaq Stock Market rules and Section 422 of the Code.

Material Features of the 1997 Stock Plan

        The 1997 Stock Plan is intended to encourage ownership of the Company's Common Stock by employees, Directors and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company and to provide additional incentive for them to promote the success of the Company. All employees, Directors and consultants of the Company and its affiliates (approximately 420 people) are eligible to participate in the 1997 Stock Plan, which is administered by the Compensation Committee. Subject to the provisions of the 1997 Stock Plan, the Compensation Committee determines the persons to whom options or stock awards will be granted, the number of shares to be covered by each option or award and the terms and conditions upon which an option or award may be granted, and has the authority to administer the provisions of the 1997 Stock Plan. The terms of stock awards may include conditions relating to the right of the Company to reacquire the shares subject to the stock awards, including the time and events upon which such rights shall accrue and the purchase price of the shares.

        Options granted under the 1997 Stock Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. Incentive stock options may be granted under the 1997 Stock Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to consultants, Directors and employees of the Company and its affiliates. Each non-employee Director of the Company, upon first being elected or appointed to the Board of Directors, shall be granted a non-qualified option to purchase 20,000 shares of Common Stock as of the date of election or appointment at the fair market value of the Common Stock on such date. Each option described in the foregoing sentence shall become cumulatively exercisable as follows: (x) one-third shall vest immediately on the date of grant, (y) one-third shall vest on the first anniversary of the date of grant, and (z) one-third shall vest on the second anniversary of the date of grant. In addition, immediately following each annual meeting of shareholders (or special meeting in lieu of an annual meeting), commencing with the 2003 annual meeting, each non-employee Director will be granted an immediately exercisable non-qualified option to purchase 10,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. Upon appointment as Lead Outside Director (see Management—Board of Directors set forth elsewhere in this Proxy Statement), a Director shall be granted an immediately exercisable, prorated annual non-qualified option to purchase 2,500 shares at the fair market value of the Common Stock on the date of grant, the proration to be calculated from the date of appointment through the date of the next annual meeting of shareholders (or special meeting in lieu of an annual meeting). Thereafter, immediately following each annual meeting of shareholders (or special meeting in lieu of an annual meeting), commencing with the 2003 annual meeting, each continuing Lead Outside Director will be granted an immediately exercisable non-qualified option to purchase 2,500 shares at the fair market value of the Common Stock on the date of grant.

        The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options, which become exercisable in any calendar year under any incentive stock option plan of the Company may not exceed $100,000. Incentive stock options granted under the 1997 Stock Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of options granted to an employee holding 10% or more of the Common Stock of the Company. Incentive stock options granted under the 1997 Stock Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the 1997 Stock Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution.

        An incentive stock option granted under the 1997 Stock Plan may, at the Compensation Committee's discretion, be exercised after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for "cause" as defined in the 1997 Stock Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option's specified expiration date or three months after such termination. In granting any non-qualified stock option, the Compensation Committee may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Compensation Committee shall determine. In the event of the optionholder's death or disability, both incentive stock options and non-qualified stock options generally may be exercised, to the extent exercisable on the date of death or disability (plus a prorata portion of the option if the option vests periodically), by the optionholder or the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death or disability. Generally, in the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

        The Company may issue stock grants pursuant to the 1997 Stock Plan. Except as otherwise provided in the pertinent stock grant agreement, the Company generally has the right to repurchase that number of shares subject to a stock grant as to which the Company's repurchase rights, as set forth in the stock grant agreement, have not lapsed.

        If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of an option granted under the 1997 Stock Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

        If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Compensation Committee or the Board of Directors of any entity assuming the obligations of the Company under the 1997 Stock Plan

(the "Successor Board"), shall, as to outstanding options under the 1997 Stock Plan either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of the successor or acquiring entity; or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such option (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) over the exercise price thereof. In the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionholder upon exercising an option under the 1997 Stock Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization. With respect to outstanding stock grants, the Compensation Committee or the Successor Board shall either (i) make appropriate provisions for the continuation of such stock grants by substituting on an equitable basis for the shares of Common Stock then subject to such stock grants either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the participants, provide that all stock grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the stock grants shall terminate; or (iii) terminate all stock grants in exchange for a cash payment equal to the excess of the fair market value of the shares of Common Stock subject to such stock grants over the purchase price thereof, if any. In addition, in the event of an Acquisition, the Compensation Committee may waive any or all Company repurchase rights with respect to outstanding stock grants.

        The Plan may be amended by the Shareholders of the Company. The 1997 Stock Plan may also be amended by the Board of Directors or the Compensation Committee, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires Shareholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Code, is subject to obtaining such Shareholder approval.

Federal Income Tax Considerations

Incentive Stock Options

        Options designated as ISOs are intended to qualify as "incentive stock options" under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

Non-Qualified Options

        Options otherwise qualifying as ISOs, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

        A non-qualified option ordinarily will not result in income to the option holder or deduction to the Company at the time of grant. The option holder will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of option holders may be subject to withholding taxes, and a deduction may then be allowable to the Company in an amount equal to the option holder's compensation income.

        An option holder's initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants

        With respect to stock grants that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee. With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

        The affirmative vote of a majority of the votes cast at the Meeting, in person or by proxy, is required to approve the increase in the aggregate number of shares of Common Stock available under the 1997 Stock Plan.

        THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE 1997 STOCK PLAN TO INCREASE BY 3,500,000 SHARES THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK FOR WHICH STOCK OPTIONS AND STOCK AWARDS MAY BE GRANTED UNDER THE 1997 STOCK PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

MANAGEMENT

Executive Officers and Directors

        The following table sets forth as to the present Directors (including the nominees for election at the Meeting) and each executive officer: (i) name, (ii) age, (iii) present positions with the Company, (iv) the Class of each Director and (v) committee memberships as of March 31, 2003:

Name	Age	Position
Jonathan M. Rothberg, Ph.D. (3)	39	Chief Executive Officer, President and Chairman of the Board
Richard F. Begley, Ph.D.	54	Chief Executive Officer and President of 454 Corporation
Christopher K. McLeod	47	Executive Vice President
John E. Murphy	54	Vice President and Chief Information Officer
Timothy M. Shannon, M.D.	44	Senior Vice President of Research and Development and Chief Medical Officer
Elizabeth A. Whayland	42	Vice President of Finance and Corporate Secretary
David M. Wurzer	44	Executive Vice President, Chief Financial Officer and Treasurer
Ronald M. Cresswell, Ph.D. * (2)(4)(6)	68	Director
Vincent T. DeVita, Jr., M.D. * (2)(5)(6)	68	Director
David R. Ebsworth, Ph.D. (3)(4)(6)	48	Director
John H. Forsgren (1)(5)(6)	56	Director
Robert E. Patricelli, J.D. (1)(4)(6)(7)	63	Director
Patrick J. Zenner (3)(5)(6)	56	Director
*
Nominee for Director

(1)
Class I Director

(2)
Class II Director

(3)
Class III Director

(4)
Member of the Compensation Committee

(5)
Member of the Audit Committee

(6)
Member of the Nominating and Governance Committee

(7)
Lead Outside Director

        Jonathan M. Rothberg, Ph.D. has served as Chief Executive Officer, President and Chairman of the Board of Directors of the Company since its formation in 1991. Dr. Rothberg received his B.S. in Chemical Engineering from Carnegie Mellon University and his M.S., M. Phil. and Ph.D. in Biology from Yale University.

        Richard F. Begley, Ph.D. has served as Chief Executive Officer and President of 454 Corporation (currently doing business as 454 Life Sciences) ("454") since January 2002. From August 2000 to January 2002, Dr. Begley was Vice President and General Manager of Global Enterprise Solutions at Agilent Technologies. From April 1999 to August 2000, he served in several additional senior management roles at Agilent Technologies, and from July 1995 to April 1999, Dr. Begley served in various management roles at Hewlett Packard. Dr. Begley earned a B.S. from Fordham University and a Ph.D. from Stanford University.

        Christopher K. McLeod has served as Executive Vice President of the Company since November 1999. From January 1997 to May 1999, he served as Chief Executive Officer of Havas Interactive (formerly Cendant Software). During 1983 to 1996, he served in various management positions for Cendant Corporation and from 1995 through 1998 as one of its Directors. Mr. McLeod received his B.S. from Yale University and his M.S. from the Massachusetts Institute of Technology.

        John E. Murphy has served as Vice President and Chief Information Officer of the Company since September 2001. From April 2000 until September 2001, he served as Chief Technology Officer of Predict, Inc. From June 1996 to April 2000, he served as Founder, President and Chief Executive Officer of Just Medicine, Inc. From May 1994 to June 1996 he served as Vice President of Community Health Computing. From 1985 to 1994, he also served as Chief Executive Officer and Chief Information Officer at various academic hospitals. Mr. Murphy received his B.S and M.P.H. from Columbia University.

        Timothy M. Shannon, M.D. has served as Senior Vice President of Research and Development and Chief Medical Officer of the Company since September 2002. From 1992 until joining the Company he worked in positions of increasing responsibility for Bayer's Pharmaceutical Business Group, where his last position was Head and Senior Vice President of Global Medical Development. Dr. Shannon earned his B.A. in Chemistry from Amherst College and his M.D. from the University of Connecticut School of Medicine.

        Elizabeth A. Whayland has served as Vice President of Finance of the Company since January 2003. She served as Director of Financial Management from November 1994 to December 2002 and has been Corporate Secretary of the Company since September 1997. From 1982 to November 1994, Ms. Whayland served as a Senior Manager and in other staff and management positions with Deloitte & Touche LLP. Ms. Whayland received her B.A. from Grove City College and her M.S.T. from the University of Hartford.

        David M. Wurzer has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since September 1997. From January 1991 to September 1997, Mr. Wurzer served as Senior Vice- President and Chief Financial Officer of, and in other senior managerial positions for, Value Health, Inc., a managed health care provider. Mr. Wurzer received his B.B.A. from the University of Notre Dame.

        Ronald M. Cresswell, Ph.D. has been a Director of the Company since November 2001. Currently, he serves as a Director for Esperion Therapeutics and is Director of Allergan, Inc., a position he has held since 1998. From 1989 to 1999, he held several senior level management positions with Warner-Lambert, including Vice President and Chairman of its Parke-Davis Pharmaceutical Research Division. Prior to 1989, Dr. Cresswell had a 25-year career with the Wellcome Foundation, Ltd., serving in a variety of positions, including central coordinator for group research and development, and Chairman and Chief Executive Officer of Coopers Animal Health Ltd. Dr. Cresswell earned a B.S. and Ph.D. from the University of Glasgow, and earned an A.M.P. from Harvard University.

        Vincent T. DeVita, Jr., M.D. has been a Director of the Company since September 1995. Currently, he serves as a Director of Imclone Systems, Inc. and is Director of the Yale University Comprehensive Cancer Center, a position he has held since July 1993. From September 1988 to July 1993, Dr. DeVita served as Physician-in-Chief of the Memorial Sloane-Kettering Cancer Center. From July 1980 to August 1988, he served as Director of the National Cancer Institute. Dr. DeVita received his B.S. from the College of William and Mary and his M.D. from the George Washington University School of Medicine.

        David R. Ebsworth, Ph.D. has been a Director of the Company since March 2002. Currently, he serves as Chief Executive Officer of Oxford GlycoSciences PLC. From January 2000 to December 2001, he served as President and General Manager of the Pharmaceutical Business Group of Bayer AG. From July 1995 to December 1999, he served as President, North American Pharmaceutical Division of Bayer AG and from January 1983 to July 1995 he served in various senior management positions at Bayer at several different international locations. Dr. Ebsworth received both his B.S. and his Ph.D. from the University of Surrey and his Doctor of Humane Letters (honorary) from the University of New Haven.

        John H. Forsgren has been a Director of the Company since March 2002. Currently, he is Vice Chairman of the Board, Executive Vice President and Chief Financial Officer of Northeast Utilities System, positions he has held since 1996. From 1995 to 1996 he was Managing Director of Corporate Finance of Chase Manhattan Bank. From 1986 to 1990, Mr. Forsgren served as Vice President-Treasurer of The Walt Disney Company and from 1990 to 1995 he was Senior Vice President and Chief Financial Officer of Euro-Disney. Mr. Forsgren received his B.A. from Georgetown University, his M.B.A. from Columbia University and his M.I.F. from the University of Geneva (Switzerland).

        Robert E. Patricelli, J.D. has been a Director of the Company since October 1997. Currently, he serves as the Chairman and Chief Executive Officer of Women's Health USA, Inc., a women's health services company, a position he has held since August 1997, and as Chairman and Chief Executive Officer of Evolution Benefits, Inc., a position he has held since 2000. He also currently serves as a Director of Northeast Utilities, Inc. From May 1987 to August 1997, he served as Chairman, President and Chief Executive Officer of Value Health, Inc. Mr. Patricelli received his B.A. from Wesleyan University and his J.D. from Harvard Law School.

        Patrick J. Zenner has been a Director of the Company since July 2002. He served as the President and Chief Executive Officer of Hoffmann-La Roche, Inc., a leading research-intensive pharmaceutical company, from 1993 to 2001. Mr. Zenner served in various other capacities with Hoffman-La Roche since 1969, including Senior Vice President of its pharmaceutical division from 1992 to 1993, as Head of International Pharmaceutical Marketing from 1988 to 1992 and as Vice President and General Manager of Roche Laboratories from 1982 to 1988. Mr. Zenner is also a Director of Arqule, Inc., Dendrite International, First Horizon Pharmaceuticals, Inc., Genta, Inc., Geron Corporation, Praecis Pharmaceuticals Inc., West Pharmaceutical Services and Xoma Ltd. Mr. Zenner holds a B.S.B.A. from Creighton University and an M.B.A. from Fairleigh Dickinson University.

Board of Directors

        CuraGen is governed by a seven member Board of Directors. During 2002, the Board of Directors met six times, including three executive sessions without management present and acted by unanimous written consent three times.

        On July 17, 2002, Mr. Patricelli was appointed as the Lead Outside Director of the Board of Directors. The Board of Directors appointed Mr. Patricelli as Lead Outside Director to oversee all aspects of the collaboration between the Board of Directors and senior management, including providing appropriate feedback to the Board of Directors. Mr. Patricelli provides assistance to the Chairman in planning Board agendas, acts as Chairman of the outside Directors in meetings of the outside Directors, and acts as Chairman of the Board of Directors in the absence of its Chairman.

        All Directors attended at least 75% of the total number of meetings of the Board of Directors and its committees on which they served during 2002.

Committees of the Board of Directors

        The Board of Directors established both a Compensation Committee and an Audit Committee in October 1997 and a Nominating and Governance Committee in July 2002.

        The Compensation Committee, of which Drs. Cresswell and Ebsworth (Chairman) and Mr. Patricelli are members, reviews, approves, and makes recommendations to the Board of Directors concerning the Company's compensation policies, practices and procedures for its executive officers. The Compensation Committee also administers the 1997 Stock Plan and the 1993 Stock Option and Incentive Award Plan (the

"1993 Stock Plan"). Dr. Ebsworth joined the Compensation Committee on March 27, 2002. Mr. Patricelli was Chairman of the Compensation Committee through July 17, 2002, at which time Dr. Ebsworth was appointed Chairman. During 2002, the Compensation Committee met eight times. See the Report of Compensation Committee on Executive Compensation set forth elsewhere in this Proxy Statement.

        The Audit Committee, of which Dr. DeVita and Messrs. Forsgren (Chairman) and Zenner are members, oversees the engagement of the Company's independent auditors, reviews the annual financial statements and the scope of annual audits and considers matters relating to accounting policy and internal controls. Mr. Forsgren joined the Audit Committee and was appointed Chairman on March 27, 2002, and Mr. Zenner joined the Audit Committee on July 17, 2002. Mr. Patricelli was also Chairman of the Audit Committee through March 27, 2002 and a member of the Audit Committee through July 17, 2002. The Board has determined that Mr. Forsgren qualifies as an audit committee financial expert, who is independent from management, as defined by the rules issued by the Securities and Exchange Commission ("SEC") in January 2003. During 2002, the Audit Committee met four times. In addition, there were three meetings with representatives of management and the Company's independent auditor to review financial statements prior to release of earnings. See the Report of Audit Committee set forth elsewhere in this Proxy Statement.

        The Nominating and Governance Committee, of which Drs. Cresswell, DeVita and Ebsworth and Messrs. Forsgren, Patricelli (Chairman) and Zenner are members, assists the Board of Directors by identifying qualified candidates for Director, recommends the Director nominees for the next annual meeting of Shareholders to the Board of Directors, leads the Board of Directors in its annual review of the Board of Director's performance, recommends Director nominees for each Board of Directors Committee to the Board of Directors, oversees the annual process of evaluation of the performance of the Company's management and develops and recommends to the Board of Directors corporate governance guidelines applicable to the Company. During 2002, the Nominating and Governance Committee met once.

Compensation of the Board of Directors

        Non-employee Directors receive cash and stock compensation as described in the tables below. In addition, reimbursement is made to non-employee Directors for travel costs and other out-of-pocket expenses incurred in attending each Board of Directors or Committee meeting. There is no annual maximum limitation on payments to non-employee Directors. All option grants to non-employee Directors will have a term of ten years and an exercise price equal to the fair market value of the Common Stock on the date of grant, and will become fully vested upon a 50% or greater change in control of the Company.

        To date, Drs. Cresswell, DeVita and Ebsworth, and Messrs. Forsgren, Patricelli and Zenner have been granted options to purchase 27,500, 87,500, 27,500, 27,500, 89,500 and 20,000 shares of Common Stock, respectively.

        The following table describes the Board of Directors' compensation policy currently in effect, as well as the policies under which the non-employee Directors were compensated during 2002:

Board of Directors' Compensation Policies

CASH COMPENSATION	Effective February 15, 2003	Effective May 15, 2002	Effective March 31, 2000	Description
Annual retainer	$20,000	$12,000	N/A	Paid quarterly in arrears and prorated for less than full quarter
Chair fees	$10,000	$5,000	$3,000	Paid quarterly in arrears and prorated for less than full quarter
Attendance fees	$1,500	$1,500	$2,500	Board meeting
	$750	$750	$1,000	Telephonic Board meeting
	$1,000	$1,000	$1,000	Committee meeting
	$750	$750	$1,000	Telephonic committee meeting
Other fees	$1,000	$1,000	N/A	Daily fee for additional work performed in support of Board or Committee responsibilities
STOCK COMPENSATION	Effective February 15, 2003	Effective May 15, 2002	Effective March 31, 2000	Description
Initial option grant	20,000 shares	20,000 shares	20,000 shares	Granted upon appointment to Board of Directors; vests 1/3 upon grant, 1/3 after year one of service and 1/3 after year two of service
Annual option grant	10,000 shares	7,500 shares	7,500 shares	Granted in conjunction with Annual Shareholders Meeting and vests immediately
Lead Outside Director grant	2,500 shares	2,500 shares	N/A	Granted upon appointment, prorated for less than full year, and annually thereafter in conjunction with Annual Shareholders Meeting, and vests immediately

Compensation Committee Interlocks and Insider Participation

        Drs. Cresswell and Ebsworth and Mr. Patricelli, all non-employee Directors, currently constitute the Company's Compensation Committee. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (together with the Chief Executive Officer, the "named executive officers") based on services rendered to the Company in all capacities during the three fiscal years most recently ended.

		Annual Compensation							Long-Term Compensation Awards
Name and Principal Position	Year	Salary			Bonus		Other Annual Compensation		Restricted Stock Award(s)(1) ($)		Securities Underlying Options (#) (2)	All Other Compensation (3)
Jonathan M. Rothberg, Ph.D. Chief Executive Officer, President and Chairman of the Board	2002 2001 2000	$ $ $	362,664 334,387 273,079		$ $ $	120,021 112,500 150,000	— — — — —		— — — — —		150,000 (CRGN) 400,000 (454) 100,000 (CRGN) 600,000 (454) 200,000 (CRGN)	$ $ $	7,069 — 10,861 — 6,256
Richard F. Begley, Ph.D. Chief Executive Officer and President of 454 Corporation	2002		$282,692	(4)		—	$136,132	(5)	—		560,000 (454)		$664
Christopher K. McLeod Executive Vice President	2002 2001 2000	$ $ $	254,774 235,594 209,617		$ $ $	58,634 75,000 100,000	— — —		$603,227 — —	(7)	75,000 (CRGN) 50,000 (CRGN) 50,000 (454) 40,000 (CRGN)	$ $ $	5,949 8,389 — 5,476
John E. Murphy Vice President and Chief Information Officer	2002 2001	$ $	200,000 56,923	(6)	$ $	19,800 20,000	— —		$116,502 —	(8)	10,000 (CRGN) 40,000 (CRGN)	$ $	4,814 687
David M. Wurzer Executive Vice President, Chief Financial Officer and Treasurer	2002 2001 2000	$ $ $	254,774 235,594 209,425		$ $ $	64,862 75,000 100,000	— — — —		$673,127 — —	(9)	75,000 (CRGN) 50,000 (CRGN) 50,000 (454) 100,000 (CRGN)	$ $ $	11,180 10,754 — 10,726

(1)
During July 2002, the Compensation Committee approved Restricted Stock grants of 50,000 shares each to Messrs. McLeod and Wurzer. Additionally, during August 2002, the Compensation Committee approved the cancellation of 655,000 underwater stock options held by executive officers, with an immediate grant of 166,250 shares of Restricted Stock in exchange for those cancelled options. Pursuant to the provisions of the 1997 Stock Plan, the exercise price of the Restricted Stock is equal to the par value of the Company's Common Stock, and each grant of Restricted Stock is subject to certain repurchase rights of the Company. On December 31, 2002, the outstanding shares of Restricted Stock were as follows: 89,000 shares for Mr. McLeod, 16,667 shares for Mr. Murphy and 95,000 shares for Mr. Wurzer. As of December 31, 2002, a total of 232,000 shares of Restricted Stock remain outstanding and will vest in one-third increments on each of the grant anniversary dates, with the lapsing of certain repurchase rights of the Company. Dividends will not be paid on the Restricted Stock.
(2)
In addition to grants of options to purchase Common Stock of the Company (designated in the tables as "CRGN"), the named executive officers have been granted options to purchase common stock of our majority-owned subsidiary (designated in the tables as "454") as compensation for their services either to the Company or its subsidiary.
(3)
The amounts referred to in the table above under "All Other Compensation" consist of 401(k) employer matching contributions and group term life insurance premiums paid on the employees' behalf.
(4)
Dr. Begley began his employment with 454 on January 7, 2002. His annualized 2002 salary was $300,000.
(5)
Reflects relocation expenses reimbursed by 454.
(6)
Mr. Murphy began his employment with the Company on September 4, 2001. His annualized 2001 salary was $200,000.
(7)
Represents the aggregate value of 50,000 shares on the July 29, 2002 grant date and 44,167 shares on the August 9, 2002 grant date. On July 29, 2002, Mr. McLeod received a Restricted Stock grant of 50,000 shares subject to certain repurchase rights of the Company. The Company's remaining repurchase rights lapse as follows: 16,666 shares on July 29, 2003 and 16,667 shares each on July 29, 2004 and July 29, 2005, respectively. On August 9, 2002, Mr. McLeod tendered to the Company for cancellation, pursuant to the Company's option exchange program, a total of 165,000 options granted to him on January 18, 2000, January 12, 2001 and January 16, 2002. In exchange for these options, Mr. McLeod received 44,167 shares of Restricted Stock subject to certain repurchase rights of the Company. The Company's remaining repurchase rights lapse as follows: 13,000 shares each on August 9, 2003, August 9, 2004, and August 9, 2005, respectively. As of December 31, 2002, based on the closing price of CuraGen's Common Stock on the Nasdaq Stock Market of $4.65, Mr. McLeod's Restricted Stock had an aggregate market value of $413,850.
(8)
Represents the aggregate value of 16,667 shares on the August 9, 2002 grant date. On August 9, 2002, Mr. Murphy tendered to the Company for cancellation, pursuant to the Company's option exchange program, a total of 50,000 options granted to him on September 19, 2001 and January 16, 2002. In exchange for these options, Mr. Murphy received 16,667 shares of Restricted Stock subject to certain repurchase rights of the Company. The Company's remaining repurchase rights lapse as follows: 5,556, 5,556 and 5,555 shares each on August 9, 2003, August 9, 2004, and August 9, 2005, respectively. As of December 31, 2002, based on the closing price of CuraGen's Common Stock on the Nasdaq Stock Market of $4.65, Mr. Murphy's Restricted Stock had an aggregate market value of $77,502.

(9)
Represents the aggregate value of 50,000 shares on the July 29, 2002 grant date and 54,167 shares on the August 9, 2002 grant date. On July 29, 2002, Mr. Wurzer received a Restricted Stock grant of 50,000 shares subject to certain repurchase rights of the Company. The Company's remaining repurchase rights lapse as follows: 16,666 shares on July 29, 2003 and 16,667 shares each on July 29, 2004 and July 29, 2005, respectively. On August 9, 2002, Mr. Wurzer tendered to the Company for cancellation, pursuant to the Company's option exchange program, a total of 225,000 options granted to him on January 18, 2000, January 12, 2001 and January 16, 2002. In exchange for these options, Mr. Wurzer received 54,167 shares of Restricted Stock subject to certain repurchase rights of the Company. The Company's remaining repurchase rights lapse as follows: 15,000 shares each on August 9, 2003, August 9, 2004, and August 9, 2005, respectively. As of December 31, 2002, based on the closing price of CuraGen's Common Stock on the Nasdaq Stock Market of $4.65, Mr. Wurzer's Restricted Stock had an aggregate market value of $441,750.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning stock options granted in 2002 to the named executive officers. The potential realizable values that would exist for the respective options are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date of grant over the full term of the option.

		Individual Grants							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
		Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in 2002
Name						Exercise Price (per share)		Expiration Date
									5% ($)	10% ($)
Jonathan M. Rothberg, Ph.D.	CRGN	150,000	(2)	7.95	%(6)	$16.59	(8)	1/16/2012	1,565,004	3,966,028
	454	400,000	(3)	39.88	%(7)	$2.50	(9)	1/16/2012	628,895	1,593,742
Richard F. Begley, Ph.D.	454	560,000	(4)	55.83	%(7)	$2.50	(9)	1/07/2012	880,452	2,231,239
Christopher K. McLeod	CRGN	75,000	(5)	3.98	%(6)	$16.59	(8)	1/16/2012	782,502	1,983,014
John E. Murphy	CRGN	10,000	(5)	*		$16.59	(8)	1/16/2012	104,334	264,402
David M. Wurzer	CRGN	75,000	(5)	3.98	%(6)	$16.59	(8)	1/16/2012	782,502	1,983,014

(1)
The amounts reported in these columns represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the stock price on the date of grant appreciates at the specified annual rates of appreciation, compounded annually over the term of the options. These numbers are calculated based on rules promulgated by the SEC. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock.
(2)
The options vest in equal installments on the first five anniversaries of the date of grant, have a term of ten years and were granted under the 1997 Stock Plan.
(3)
The options vest one-third immediately and one-third on each of the two anniversaries of the date of grant, have a term of ten years and were granted under the 454 2000 Employee, Director and Consultant Stock Plan ("454 2000 Stock Plan").
(4)
The options vest in equal installments on the first five anniversaries of the date of grant, have a term of ten years and were granted under the 454 2000 Stock Plan.
(5)
The options were subsequently exchanged for Restricted Stock during August 2002. See Ten-Year Option Repricings set forth elsewhere in this Proxy Statement. Under the original provisions, these options would have vested in equal installments on the first five anniversaries of the date of grant, had a term of ten years and were granted under the 1997 Stock Plan.
(6)
The Company granted options to purchase a total of 1,885,775 shares of its Common Stock to its employees in the year ended December 31, 2002.
(7)
454 granted options to purchase a total of 1,003,000 shares of 454 Common Stock to its employees in the year ended December 31, 2002.
(8)
The exercise price represents the fair market value of the Company's Common Stock on the date of grant, as determined by the closing price on the Nasdaq Stock Market.
(9)
The exercise price represents the estimated fair market value of 454 Common Stock on the date of grant.
*
Less than 1% of the total of the options granted to employees in 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table summarizes, for the named executive officers, stock option exercises during the last fiscal year and unexercised options held at December 31, 2002. The value of unexercised "in-the-money" options at the fiscal year end is the difference between the exercise price and the fair market value of the underlying stock on December 31, 2002, the last business day of the fiscal year.

				Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (2)(3)
Shares Acquired on Exercise (#)
Name			Value Realized ($)(1)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Jonathan M. Rothberg, Ph.D.	CRGN 454	— —	— —	260,000 533,334	390,000 466,666	74,960 —	18,740 —
Richard F. Begley, Ph.D.	454	—	—	—	560,000	—	—
Christopher K. McLeod	CRGN 454	— —	— —	120,000 33,333	80,000 16,667	— —	— —
John E. Murphy	CRGN	—	—	—	—	—	—
David M. Wurzer	CRGN 454	60,000 33,333	488,900 —	74,664 —	28,000 16,667	67,498 —	25,500 —

(1)
Fair market value of underlying securities at exercise date, less exercise price.
(2)
These values in CuraGen's Common Stock have not been and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of sale of any shares acquired upon exercise of the option. The closing price of CuraGen's Common Stock on the Nasdaq Stock Market on December 31, 2002 was $4.65.
(3)
No public market for the 454 Common Stock shares underlying these options existed at December 31, 2002. Accordingly, no value in excess of the exercise price has been attributed to these options.

Ten-Year Option Repricings

        The following table sets forth information concerning the stock options held by the named executive officers, excluding the Chief Executive Officer of CuraGen, that were exchanged for Restricted Stock in varying ratios depending on the exercise price of the particular option grants. For additional information, see the Summary Compensation Table and the Report of the Compensation Committee on Executive Compensation set forth elsewhere in this Proxy Statement.

Name	Date	Number of Securities Underlying Options Repriced (#)	Market Price of Stock at Time of Repricing ($)	Exercise Price at Time of Repricing ($)	New Exercise Price ($)(1)	Length of Original Option Term Remaining at Date of Repricing
Christopher K. McLeod Executive Vice President	8/9/2002	40,000 50,000 75,000	7.00 7.00 7.00	53.03 26.56 16.59	— — —	7.5 years 8.5 years 9.5 years

		165,000

John E. Murphy Vice President and Chief	8/9/2002	40,000 10,000	7.00 7.00	16.75 16.59	— —	9.1 years 9.5 years

Information Officer		50,000

David M. Wurzer Executive Vice President, Chief Financial Officer and	8/9/2002	100,000 50,000 75,000	7.00 7.00 7.00	53.03 26.56 16.59	— — —	7.5 years 8.5 years 9.5 years

Treasurer		225,000

(1)
Pursuant to the provisions of the 1997 Stock Plan, the exercise price of the Restricted Stock is equal to the par value of the Company's Common Stock.

Equity Compensation Plan Information

        The following table sets forth information regarding our equity compensation plans as of
December 31, 2002.

Plan Category	(a) Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants & Rights	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a)
Equity Compensation Plans Approved by Shareholders (1)(2)	5,419,933	$14.84	902,453
Equity Compensation Plans Not Approved by Shareholders	—	—	—

(1)
These plans consist of the Company's 1993 Stock Plan and the 1997 Stock Plan.
(2)
Effective October 1997, upon a resolution by the Board of Directors, the Company will not grant any further options under the 1993 Stock Plan

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

        In March 2002, the Company entered into an employment agreement with Dr. Rothberg in which Dr. Rothberg agreed to serve as Chief Executive Officer, President and Chairman of the Board and of the Company. Since his hire in 1991, he has served as Chief Executive Officer, President and Chairman of the Board. The employment agreement was for an initial term that ended on December 31, 2002 and will be automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. Dr. Rothberg is entitled to an annual base salary, as determined by the Board of Directors and annual performance-based bonuses on the attainment of certain goals set by the Compensation Committee of the Board of Directors. Upon a change in control of the Company, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Dr. Rothberg shall become fully vested. The Company may terminate the employment agreement without cause, and upon such termination, and subject to certain conditions, Dr. Rothberg will be entitled to receive twelve months' base salary. If the Company terminates Dr. Rothberg within twelve months of a change in control, Dr. Rothberg will be entitled to receive twenty-four months' base salary.

        In December 2002, 454 entered into an employment agreement with Dr. Begley in which Dr. Begley agreed to serve as Chief Executive Officer and President of 454. Since his hire in January 2002, he has served as Chief Executive Officer and President of 454. The employment agreement is for an initial term that ends on December 31, 2003 and will be automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. Dr. Begley is entitled to an annual base salary, as determined by the 454 Board of Directors, and annual performance-based bonuses on the attainment of certain goals set by the 454 Board of Directors. Upon a change in control of 454, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Dr. Begley shall become fully vested. 454 may terminate the employment agreement without cause, and upon such termination, and subject to certain conditions, Dr. Begley will be entitled to receive twelve months' base salary. If 454 terminates Dr. Begley within twelve months of a change in control, Dr. Begley will be entitled to receive twenty-four months' base salary.

        In March 2002, the Company entered into an employment agreement with Mr. McLeod in which Mr. McLeod agreed to serve as Executive Vice President of the Company. Since his hire in November 2000, he has served as Executive Vice President. The employment agreement was for an initial term that ended on December 31, 2002 and will be automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. Mr. McLeod is entitled to an annual base salary, as determined by the Board of Directors and annual performance-based bonuses on the attainment of certain goals set by the Chief Executive Officer. Upon a change in control of the Company, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Mr. McLeod shall become fully vested. The Company may terminate the employment agreement without cause, and upon such termination, and subject to certain conditions, Mr. McLeod will be entitled to receive twelve months' base salary. If the Company terminates Mr. McLeod within twelve months of a change in control, Mr. McLeod will be entitled to receive twenty-four months' base salary.

        In May 2002, the Company entered into an employment agreement with Mr. Murphy in which Mr. Murphy agreed to serve as Vice President and Chief Information Officer of the Company. Since his hire in September 2001, he has served as Vice President and Chief Information Officer. The employment agreement was for an initial term that ended on December 31, 2002 and will be automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. Mr. Murphy is entitled to an annual base salary, as determined by the Board of Directors, and annual performance-based bonuses on the attainment of certain goals set by the Company's Chief Executive Officer. Upon a change in control of the Company, as defined in Mr. Murphy's employment agreement, all stock, restricted stock, stock options or restricted stock options held by Mr. Murphy shall become fully vested. The Company may terminate the employment agreement without cause, and upon such termination, and subject to certain conditions, Mr. Murphy will be entitled to receive twelve months' base salary. If the Company terminates Mr. Murphy within twelve months of a change in control, Mr. Murphy will be entitled to receive twenty-four months' base salary.

        In March 2002, the Company entered into an employment agreement with Mr. Wurzer in which Mr. Wurzer agreed to serve as Executive Vice President, Chief Financial Officer and Treasurer of the Company. Since his hire in September 1997, he has served as Executive Vice President, Chief Financial Officer and Treasurer. The employment agreement was for an initial term that ended on December 31, 2002 and will be automatically extended for additional one-year periods unless terminated by either party no later than October 31 of the preceding year. Mr. Wurzer is entitled to an annual base salary, as determined by the Board of Directors and annual performance-based bonuses on the attainment of certain goals set by the Chief Executive Officer. Upon a change in control of the Company, as defined in the agreement, all stock, restricted stock, stock options or restricted stock options held by Mr. Wurzer shall become fully vested. The Company may terminate the employment agreement without cause, and upon such termination, and subject to certain conditions, Mr. Wurzer will be entitled to receive twelve months' base salary. If the Company terminates Mr. Wurzer within twelve months of a change in control, Mr. Wurzer will be entitled to receive twenty-four months' base salary.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview

        The Compensation Committee (the "Committee") is appointed by and acts on behalf of the Company's Board of Directors. The Committee is comprised of Drs. Ebsworth and Cresswell and Mr. Patricelli. The Committee is composed of independent Directors who are not current or former employees of the Company and meet the independence requirements of the Nasdaq Stock Market. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity whose executive officer serves as a member of the Company's Board of Directors or Compensation Committee.

        During fiscal year 2002 the Committee formalized and presented its Charter to the Board of Directors for which approval was received at the Board of Director's January 22, 2003 meeting. The Charter outlines the Committee's composition and its' duties and responsibilities.

        The Committee evaluates the performance of executive management and provides direction for succession planning. In addition, the Committee is responsible for formulating, evaluating and approving compensation of the Company's directors, executive officers and key employees. Equity adjustment levels, including any equity awards in subsidiaries or entities in which the Company has a material investment, are also determined. The Committee also administers the Company's 1997 Stock Plan and the 1993 Stock Plan.

        This report addresses the compensation policies for fiscal year 2002 as they affected Dr. Rothberg, in his capacity as Chief Executive Officer, President and Chairman of the Board, and the other executive officers of the Company.

General Compensation Philosophy

        The Company's compensation policy for executive officers is designed to achieve the following objectives:

  •
  Motivate and incentivize executives to achieve Company financial and non-financial performance objectives;

  •
  Attract and retain qualified executives;

  •
  Align the interests of executives with the long-term interests of shareholders through the use of various long-term incentive programs; and

  •
  Preserve the full deductibility of compensation for tax purposes.

        In 2002, the Committee engaged an expert in the field of executive compensation (the "consultant") to assist in the evaluation of the Company's executive compensation program. The consultant utilized proprietary data as well as several compensation surveys containing data from other biotechnology, pharmaceutical, and comparable companies in its formulation of a competitive compensation philosophy for the Company. The survey participants were chosen based on the Company's likelihood of competing with those companies for employees and based on their industry similarity, size, and stage of development. Within this group of participants, the Committee made comparisons to executives with similar levels of experience who have the necessary qualifications and expected level of contribution to their company's performance.

Executive Officer Compensation Program

        The Company's executive officer compensation program is comprised of (i) base salary; (ii) discretionary cash bonuses, based on the achievement of predetermined objectives of the Company; and (iii) long-term incentive compensation in the form of periodic Restricted Stock or stock option grants.

        In considering compensation for the Company's executives, one of the factors the Committee takes into account is the anticipated tax treatment to the Company of various components of compensation. The Company does not believe Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction for certain compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Company. The Committee has considered the requirements of Section 162(m) of the Code and its related regulations.

Base Salary

        The Committee utilized the consultant's recommendations and took into account the Company's financial position and the general economics of the marketplace, in determining that no base salary increases for executive officers were warranted at this time for the upcoming fiscal year 2003.

Discretionary Cash Bonuses

        The Committee believes that periodic discretionary cash bonuses are necessary to retain and encourage a successful management team. The amount of a discretionary cash bonus is determined by evaluating a number of quantitative and qualitative factors. These factors include the Company's financial and non-financial performance compared to overall corporate goals established by the Committee, the executive's performance compared to individual objectives, level of responsibility, and other contributions made to the Company.

Long-Term Incentive Compensation

        Long-term incentive compensation, in the form of stock grants, allows the executive officers to share in any appreciation in the value of the Company's Common Stock. Stock option or Restricted Stock grants are made periodically to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Company believes that stock grants: (1) align executive interests with shareholder interests by creating a direct link between compensation and shareholder return; (2) give executives a significant, long-term interest in the Company's success; and (3) help retain executive talent in a competitive market.

        Stock grants are based on various subjective factors including corporate performance, responsibilities of the individual officers, their expected future contributions and the amount and price of prior grants. The amount of stock granted is based on the Committee's evaluation of an executive's ability to impact future corporate results and is directly proportional to job responsibility. The Company's determination of whether stock grants are appropriate is also based upon individual performance measures established for each individual executive. Stock grants are not necessarily granted to each executive during each year. All awards are made at a level calculated to be competitive within the biotechnology industry as well as a broader group of companies of comparable size, maturity, and complexity.

Issuance of Restricted Stock in Exchange for Stock Options

        In August 2002, the Company offered key executive officers, excluding the Chief Executive Officer, as defined by the Board of Directors (the "Eligible Employees") of the Company the opportunity to exchange all or none of their eligible outstanding options that had an exercise price greater than or equal to $15.00 per share for restricted shares of Company Common Stock ("Restricted Stock"), to be issued under the 1997 Stock Plan. Restricted Stock was awarded in exchange for a number of surrendered options (as determined based on exchange ratios), defined as the tendered option. All eligible employees tendered options in connection with the option exchange program. In exchange for eligible options, these employees received a number of shares of Restricted Stock in accordance with the exchange ratio set forth in the table below:

Strike Price of Current Options	# of Options Surrendered	# of Restricted Shares Received in Exchange for Surrendered Options
<$15.00	0	0
$15.00 to $20.00	3	1
$20.01 to $40.00	4	1
$40.01 to $50.00	5	1
>$50.00	6	1

        The Committee approved the exchange of options for Restricted Stock offer because it is philosophically committed to aligning the interests of our key executives with those of our Shareholders. Because many of the Company's outstanding options have exercise prices that are significantly higher than the current fair market value of the Company's Common Stock, the Committee believes that it was appropriate to offer this exchange program to re-establish the alignment of interests and replenish the stock option pool available for grants to other employees of the Company.

        During July 2002, the Committee approved Restricted Stock grants of 50,000 shares each to both of the Company's Executive Vice Presidents. Additionally, as discussed above, during August 2002, the Committee approved the cancellation of 655,000 underwater stock options held by eligible employees of the Company in exchange for an immediate grant of 166,250 shares of Restricted Stock. Pursuant to the provisions of the 1997 Stock Plan, the exercise price of the Restricted Stock is equal to the par value of the Company's Common Stock, and each grant of Restricted Stock is subject to certain repurchase rights of the Company.

Chief Executive Officer Compensation

        Dr. Rothberg has served as Chief Executive Officer, President and Chairman of the Board since the formation of the Company in 1991. No base salary adjustment was recommended for Dr. Rothberg for the upcoming 2003 fiscal year. Therefore, Dr. Rothberg's salary will remain at $363,700. In February 2003, the Committee awarded Dr. Rothberg a cash bonus of $120,021 and a grant of 100,000 CuraGen stock options based on his 2002 performance. Under Dr. Rothberg's leadership, the Company continued to develop and maintain a broad and balanced preclinical pipeline demonstrated by advances made in strategic research and development alliances with Abgenix, Inc. and Bayer AG. To further the development of the Company's preclinical pipeline, new collaborative relationships were formed in 2002 with Alexion Pharmaceuticals, Sequenom, Inc., Ono Pharmaceuticals and Mitsubishi Pharma Company. In addition, Dr. Rothberg strengthened the Company's Board of Directors and senior management during 2002 through the addition of two new Board members with significant pharmaceutical industry experience, a Senior Vice President of Research and Development/Chief Medical Officer and a Chief Executive Officer/President of 454. These additions to the senior management team have increased the Company's depth and focus in each of the respective areas.

        Dr. Rothberg's compensation is considered to be in line with most of his counterparts in comparable companies within the biotechnology industry. Dr. Rothberg is instrumental in managing the Company's near-term growth, and in formulating and implementing the Company's long-term objectives. The Committee believes Dr. Rothberg has managed the Company favorably in a rapidly changing and competitive business climate, while making significant progress in assisting with the Company's ongoing transition from a leading genomics-based technology company to a bio-pharmaceutical drug development company.

THE COMPENSATION COMMITTEE:
David R. Ebsworth, Ph.D., Chairman Ronald M. Cresswell, Ph.D. Robert E. Patricelli, J.D.

PERFORMANCE GRAPH

        The following stock price performance graph compares total cumulative shareholder return on the Company's Common Stock during a period commencing on March 18, 1998 (the date the Company's Common Stock first began trading) and ending on December 31, 2002 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and (B) the difference between the Company's share price at the end and the beginning of the measurement period by (ii) the share price at the beginning of the measurement period) to two indices: the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market, U.S. companies (the "Nasdaq U.S. Index") and the Nasdaq CRSP Total Return Index for Biotechnology Stocks (the "Nasdaq Biotechnology Index"). The Nasdaq U.S. Index tracks the aggregate price performance of all equity securities of U.S. companies traded on the Nasdaq National Market ("Nasdaq") and the Nasdaq SmallCap Market (the "SmallCap Market"). The Nasdaq Biotechnology Index tracks the aggregate price performance of equity securities of biotechnology companies traded on Nasdaq and the SmallCap Market. Although the total return for the Company's Common Stock and for each index assumes the reinvestment of dividends, dividends have never been declared on the Company's Common Stock. The total return for the Company's Common Stock and for each index is based on the returns of the component companies weighted according to their capitalization as of the end of each calendar year. The Company's Common Stock is traded on the Nasdaq National Market and is a component of both the Nasdaq U.S. Index and the Nasdaq Biotechnology Index. The stock price performance on the graph below is not necessarily indicative of future price performance. This graph is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in such filing. Information used on this graph was obtained from The Nasdaq Stock Market, Inc., a source believed to be reliable, but the Company is not responsible for any errors or omission in such information.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG CURAGEN CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ BIOTECHNOLOGY INDEX

*Assumes $100 invested on March 18, 1998 in stock or index-including reinvestment of dividends.

REPORT OF AUDIT COMMITTEE

        In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors (the "Audit Committee") assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee reviews and reassesses its Charter annually and recommends any changes to the Board of Directors for approval. During 2002, the Audit Committee met seven times and discussed the interim financial information contained in each quarterly earnings announcement with the management of the Company and Deloitte & Touche LLP, the Company's independent auditors, prior to public release. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee deemed appropriate.

        The Audit Committee acts pursuant to the Audit Committee Charter and is currently composed of three non-employee Directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirements that all audit committee members are "independent directors" as that term is defined by NASD Rule 4200(a)(14); all audit committee members are able to read and understand fundamental financial statements; and at least one audit committee member is financially sophisticated.

        The Board of Directors and the Audit Committee have considered the SEC's Release No. 33-8177 and the requirements concerning an "Audit Committee Financial Expert" that will apply to the Company's 2004 Proxy Statement. The Board of Directors and the Audit Committee have determined that its Chairman, John H. Forsgren, qualifies as an "Audit Committee Financial Expert" and that he is also independent from the Company's management under the new SEC standards.

        The Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2002 with management and Deloitte & Touche LLP, the Company's independent auditors. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees", which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has received written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", which relates to the accountant's independence from the Company and its related entities, and has discussed with Deloitte & Touche LLP their independence from the Company.

        Based on the review and discussions referred to herein, the Audit Committee has recommended to the Company's Board of Directors that the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K for the calendar year ended December 31, 2002, for filing with the SEC.

THE AUDIT COMMITTEE:
John H. Forsgren, Chairman Vincent T. DeVita, Jr., M.D. Patrick J. Zenner

AUDITORS

        The Board of Directors has appointed Deloitte & Touche LLP as Auditors for the Company for the year ending December 31, 2003. Deloitte & Touche LLP has been regularly engaged by the Company to audit the Company's annual financial statements and for other purposes. Representatives from Deloitte & Touche LLP are expected to be present at the Meeting, with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from Shareholders.

        During 2002, the Company retained Deloitte & Touche LLP to provide services in the following categories and amounts:

Audit Fees	$97,250
Financial Information Systems Design and Implementation Fees	—
All Other Fees (1) (2)	62,500

Total	$159,750

(1)
Includes $27,000 of fees related to tax research and $14,000 of fees for review of the Company's corporate income tax returns.

(2)
The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than ten percent of the Company's Common Stock ("Reporting Persons"), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such forms received by the Company and on written representations from certain Reporting Persons, during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to its Directors, executive officers and greater than ten percent beneficial owners were met.

RELATED PARTY TRANSACTIONS

        There were no related party transactions during 2002 that are required to be reported pursuant to this item.

SHAREHOLDER PROPOSALS

        Under Rule 14a-8 promulgated under the Exchange Act, Shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of Shareholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement distributed to Shareholders prior to the annual meeting in the year 2004, a Shareholder proposal must be received by the Company no later than December 26, 2003 and must otherwise comply with the requirements of Rule 14a-8. In order to be considered for presentation at the annual meeting of Shareholders in the year 2004, although not included in the proxy statement, a Shareholder proposal must comply with the requirements of the Company's by-laws and be received by the Company no later than March 10, 2004 and no earlier than February 9, 2004. Shareholder proposals should be delivered in writing to Elizabeth A. Whayland, Corporate Secretary, CuraGen Corporation, 555 Long Wharf Drive, 11thFloor, New Haven, Connecticut 06511. A copy of the Company's by-laws may be obtained from the Company upon written request to Ms. Whayland.

OTHER BUSINESS

        The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

ANNUAL REPORT ON FORM 10-K

        The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (other than exhibits thereto) filed with the SEC, which provides additional information about the Company, is available on the Internet at www.curagen.com and to beneficial owners of the Common Stock without charge upon written request to the Investor Relations Department, CuraGen Corporation, 555 Long Wharf Drive, 11th Floor, New Haven, Connecticut 06511.

ANNUAL MEETING OF SHAREHOLDERS OF

CURAGEN CORPORATION

Wednesday, May 28, 2003
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK AS SHOWN HERE ☒

1. Election of Directors			2.	Proposal to increase by 3,500,000 shares the aggregate number of shares of Common Stock for which stock options and stock awards may be granted under the Company's 1997 Employee, Director and Consultant Stock Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL NOMINEES	NOMINEES o Ronald M. Cresswell, Ph.D. o Vincent T. DeVita, Jr., M.D.	This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposal 2.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.
☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold as shown here. •

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ________________________ Date ____________ Signature of Shareholder ________________________ Date ____________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CURAGEN CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CURAGEN CORPORATION

        The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 24, 2003, in connection with the Annual Meeting to be held at 10:00 a.m. on Wednesday, May 28, 2003 at the New Haven Omni Hotel at Yale University, located at 155 Temple Street, New Haven, Connecticut 06510, and hereby appoints Jonathan M. Rothberg, Ph.D. and David M. Wurzer, and each of them (with full power to act alone), the attorney and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of CuraGen Corporation registered in the name provided herein which the undersigned is entitled to vote at the 2003 Annual Meeting of Shareholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal set forth in the proxy.

(Continued and to be signed on the reverse side)

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE — ELECTION OF DIRECTORS
PROPOSAL TWO — INCREASE BY 3,500,000 SHARES THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK FOR WHICH STOCK OPTIONS AND STOCK AWARDS MAY BE GRANTED UNDER THE COMPANY'S 1997 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN
MANAGEMENT
Board of Directors' Compensation Policies
EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG CURAGEN CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ BIOTECHNOLOGY INDEX
REPORT OF AUDIT COMMITTEE
AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED PARTY TRANSACTIONS
SHAREHOLDER PROPOSALS
OTHER BUSINESS
ANNUAL REPORT ON FORM 10-K